As filed with the Securities and Exchange Commission on June 5, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sandisk Corporation

(Exact name of registrant as specified in its charter)

Delaware	3572	99-1508671
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

951 Sandisk Drive

Milpitas, California 95035

(408) 801-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bernard Shek

Chief Legal Officer and Secretary

Sandisk Corporation

951 Sandisk Drive

Milpitas, California 95035

(408) 801-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shelly Heyduk Ryan Coombs O’Melveny & Myers LLP Newport Center Drive, 17th Floor Newport Beach, California 92660 (949) 823-6900	David Azarkh Evan Zuckerman Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-286626

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed with respect to the registration of 1,764,768 additional shares of common stock (including 230,187 shares of common stock subject to purchase upon exercise of the option granted to the underwriters) of Sandisk Corporation, a Delaware corporation (the “Company”), to be sold by the selling stockholders pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-286626), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 18, 2025 (as amended, the “Prior Registration Statement”) and which was declared effective by the SEC on June 5, 2025, including all exhibits thereto, are incorporated by reference into this registration statement.

The additional shares of common stock that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table filed as Exhibit 107 to the Prior Registration Statement.

The required opinion and consents are listed in Part II, Item 16 of this Registration Statement and filed herewith.

PART II

Information Not Required in Prospectus

Item 16.	Exhibits

The following documents are filed as exhibits to this registration statement, and all other exhibits previously filed as exhibits to the Registrant’s Registration Statement on Form S-1 (File No. 333-286626), are incorporated by reference into, and shall be deemed to be a part of, this filing.

Exhibit Number	Description of Exhibit

5.1	Opinion of O’Melveny & Myers LLP (incorporated by reference to Exhibit 5.1 to the Prior Registration Statement, filed on June 4, 2025).#

23.1	Consent of KPMG LLP.*

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).#

24.1	Power of Attorney (included in the signature pages to the Prior Registration Statement and incorporated by reference).#

107	Filing Fee Table.*

#	Previously filed
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on June 5, 2025.

SANDISK CORPORATION

By:	/s/ Bernard Shek
Name: Bernard Shek
Title: Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

* David V. Goeckeler	Chief Executive Officer and Chair of the Board (Principal Executive Officer)	June 5, 2025

* Luis F. Visoso	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 5, 2025

* Michael R. Pokorny	Vice President, Chief Accounting Officer (Principal Accounting Officer)	June 5, 2025

* Kimberly E. Alexy	Director	June 5, 2025

* Richard B. Cassidy II	Director	June 5, 2025

* Thomas Caulfield	Director	June 5, 2025

* Devinder Kumar	Director	June 5, 2025

* Matthew E. Massengill	Director	June 5, 2025

* Necip Sayiner	Director	June 5, 2025

* Ellyn J. Shook	Director	June 5, 2025

* Miyuki Suzuki	Director	June 5, 2025

* By:	/s/ Bernard Shek
Bernard Shek
Attorney-in-Fact